EXHIBIT 3.7

                      ARTICLES OF AMENDMENT

                 TO THE ARTICLES OF INCORPORATION

                                OF

                     HANCOCK HOLDING COMPANY

                      GULFPORT, MISSISSIPPI


     Pursuant to the provisions of the Miss. Code Ann., Sections 79-4-10.01 through 79-4-10.09 (1996), the undersigned corporation hereby adopts the following Articles of Amendment to its Articles of Incorporation:

     FIRST: The name of the corporation is Hancock Holding
Company.

     SECOND: The following Amendments to the Amended and Restated
Articles of Incorporation of Hancock Holding Company (the
"Articles") were adopted by the Board of Directors on December
12, 1996 and by the Stockholders at the Annual Meeting held on February 20, 1997, in the manner prescribed by law:

     1. An amendment to Article Two of the Articles to increase the number of shares of Common Stock, $3.33 par value, which the corporation has authority to issue to 75,000,000 to read in its entirety as follows:

               SECOND: The aggregate number of shares which the Corporation shall have authority to issue is seventy-five million (75,000,000) of the par value of three dollars and thirty-three cents ($3.33) each.

     2. An amendment to Article Six of the Articles to conform Article Six to the Mississippi Business
          Corporations Act to read in its entirety as follows:

               SIXTH: A director shall not be liable to the Corporation or its shareholders for money damages for any action taken, or any failure to take any action, as a director, except liability for: (i) the amount of financial benefit received by a director to which he is not entitled; (ii) an intentional infliction of harm on the Corporation or its shareholders; (iii) a violation of
               Mississippi Code Annotated Section
               79-4-8.33(1972), as amended; or (iv) an
               intentional violation of criminal law.  The
               Corporation shall indemnify any person (or the heirs, executors and administrators of any person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise, formal or informal (a "Proceeding"), by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses (including legal fees) incurred with respect to the Proceeding: (A) to the fullest extent permitted by the Mississippi Business Corporation Act in effect from time to time (the "Act") and (B) despite the fact that such person has failed to meet the standard of conduct set forth in the Act, or would be disqualified for indemnification under the Act for any reason, if a determination is made by one of the following determining bodies (Collectively, the "Determining Bodies"): (i) the board of directors by majority vote of a quorum consisting of directors not at the time parties to the Proceeding, (ii) if a quorum cannot be obtained under (i), by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting of two or more directors not at the time parties to the Proceeding, (iii) by special legal counsel (a) selected by the board of directors or its committee in the manner prescribed in (i) or (ii) or (b) if a quorum of the board of directors cannot be obtained under (i) and a committee cannot be designated under (ii), selected by majority vote of the full board of directors (in which selection directors who are parties may participate, (iv) by the shareholders (but shares owned by or voted under the control of directors who are at the time parties to the Proceeding may not be voted on the determination) or (v) by a court, that the acts or omissions of the director, officer, employee or agent did not constitute gross negligence or willful misconduct. However the Corporation shall not indemnify a person for: (i) an intentional infliction of harm on the Corporation or its shareholders; (ii) a violation of Mississippi Code Annotated
               Section 79-4-8.33 (1972), as amended; or for
               (iii) an intentional violation of criminal law, and the Corporation shall not indemnify a person for receipt of a financial benefit to which he is not entitled unless ordered by a court under Mississippi Code Annotated,
               Section 79-4-8.54(9)(3). The Corporation shall indemnify a person in connection with a proceeding by or in the right of the Corporation for reasonable expenses incurred in connection with the Proceeding if such acts or omissions do not constitute gross negligence or willful misconduct, and shall make further indemnification in connection with the Proceeding if so ordered by a court under Mississippi Code Annotated, Section 79-4-8.54(9)(3). The Corporation upon request shall pay or reimburse such person for his reasonable expenses (including legal fees) in advance of final disposition of the Proceeding as long as: (i) such person furnishes the Corporation a written undertaking, executed personally or on his behalf, to repay the advance if he is not entitled to mandatory indemnification under Mississippi Code Annotated, Section 79-4-8.52 and it is ultimately determined by a judgment or other final adjudication that his acts or omissions did constitute gross negligence or willful misconduct, which undertaking must be an unlimited general obligation of such person, and which shall be accepted by the Corporation without reference to the financial ability of the person to make repayment or to collateral; (ii) such person furnishes a written affirmation of his good faith that his acts or omissions did not constitute gross negligence or willful misconduct; and (iii) a determination is made by any of the Determining Bodies that the facts then known to those making the determination would not preclude indemnification under this Article SIXTH.

               Neither the amendment nor repeal of this Article SIXTH, nor the adoption or amendment of any other provision of the Corporation's bylaws or these Amended and Restated Articles of Incorporation inconsistent with this Article SIXTH, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.


     THIRD: The designation, number of outstanding shares, number of votes entitled to be cast on the Amendments, and the number of votes indisputably are as follows:













AS TO AMENDMENT 1:

                                   Number of Votes  Number of Shares
               Number of Votes          Entitled     Indisputably
Designation      Outstanding          To Be Cast      Represented

Common Stock       10,725,102         10,725,102      8,457,064.69


AS TO AMENDMENT 2:

                                   Number of Votes     Number of Shares
               Number of Votes         Entitled         Indisputably
Designation       Outstanding         To Be Cast          Represented

Common Stock      10,725,102           10,725,102        8,457,064.69


     FOURTH: Of the 8,457,064.69 shares of common stock indisputably represented at the Annual Meeting of Stockholders, the following votes were cast FOR and AGAINST the Amendment as follows:

AS TO AMENDMENT 1:

               Total Number        Total Number    Total Number
Number of         of Votes             of Votes       of Votes
Votes Cast        Cast FOR         Cast AGAINST    ABSTAINING

8,331,324.69    7,762,126.17          539,376.69      29,821.83

AS TO AMENDMENT 2:

               Total Number        Total Number    Total Number
Number of         of Votes             of Votes       of Votes
Votes Cast        Cast FOR         Cast AGAINST    ABSTAINING

8,317,056.69    8,294,723.33            4,614.53      17,718.83

     FIFTH: The number of votes cast for the amendments to the Articles of Incorporation by each voting group was sufficient for approval by the voting group.






     NOW, THEREFORE, Hancock Holding Company, Gulfport, Mississippi, acting by and through its undersigned officer, hereby submits these Articles of Amendment, all in accordance with Miss. Code Ann., Section 79-4-10.06 (1996).
DATED: Feb. 26, 1997.
                                   HANCOCK HOLDING COMPANY



                                   By: /s/ Leo W. Seal, Jr.
                                      Leo W. Seal, Jr.
                                      President

STATE OF MISSISSIPPI

COUNTY OF HARRISON

     Personally appeared before me, the undersigned authority in and for the jurisdiction aforesaid, the within named LEO W. SEAL, JR. who being by me personally sworn, declared that he is the President, of Hancock Holding Company, that he executed the foregoing document as President of the corporation on its behalf, he being so authorized to do; and that the statements contained therein are true.

     GIVEN UNDER MY HAND AND OFFICIAL SEAL on this the 26th day of February, 1997.


                                   /s/ Laurie Lynd Mohler
                                   NOTARY PUBLIC
My Commission Expires:

 My Commission Expires May 12, 1999